Exhibit 99.1

21700 Barton Road	Contact:
P.O. Box 150	Phil Smith
Colton, CA 92324	Stater Bros. Holdings
(909) 783-5287
PRESS RELEASE
For Immediate Release
Monday, September 10, 2007
STATER BROS. HOLDINGS INC. ANNOUNCES COMPLETION OF EXCHANGE OFFER
COLTON, California (September 10, 2007) ¯ Stater Bros. Holdings Inc. (“Stater Bros.”) announced the successful completion on September 7, 2007 of its previously announced offer to exchange (the “Exchange Offer”) an aggregate principal amount of up to $285,000,000 newly issued 7 3/4% Senior Notes due 2015, which are registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its issued and outstanding privately placed 7 3/4% Senior Notes due 2015 (the “Old Notes”).
All $285,000,000 aggregate principal amount of the Old Notes were tendered prior to the expiration of the Exchange Offer at 5:00 p.m. (EST) on September 5, 2007 and were accepted for exchange by the Company.
This announcement does not constitute an offer to sell or buy any security or a solicitation of any offer to buy any securities. The exchange offer was made solely by means of a prospectus dated August 6, 2007, filed with the Securities and Exchange Commission on Form S-4.
STATER BROS. MARKETS...SERVING SOUTHERN CALIFORNIA FOR 71 GOLDEN YEARS
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